UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 30, 2006 (November 15, 2005)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, KS 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 supplements and amends the Current Report on Form 8-K dated November 21, 2005, which reported the acquisition of nMatrix, Inc., a Delaware corporation (“nMatrix U.S.”), and nMatrix Australia Pty. Ltd., an Australian company (“nMatrix Australia,” and together with nMatrix U.S., “nMatrix”) by EPIQ Systems, Inc. (“EPIQ”).

Item 2.01.  Acquisition or Disposition of Assets.

On November 15, 2005, EPIQ, acting through a wholly-owned subsidiary, acquired all the issued and outstanding shares of capital stock of nMatrix U.S. and nMatrix Australia for approximately $100 million cash and 1,228,501 shares of common stock of EPIQ.  The fair value of EPIQ’s common stock, calculated based upon the five-day average of the closing price of the common stock two days before and two days after the acquisition was agreed to and publicly announced, was approximately $24.2 million.  EPIQ will operate nMatrix as a wholly-owned subsidiary from its current locations in New York, the United Kingdom, and Australia.

EPIQ funded the cash portion of the nMatrix purchase price with a $125 million credit facility arranged by KeyBank, N.A., under the Amended and Restated Credit and Security Agreement dated November 15, 2005.  The $125 million credit facility consists of a $100 million revolving credit facility, none of which was outstanding immediately prior to the nMatrix acquisition, and a $25 million term loan, of which approximately $17 million was outstanding immediately prior to the nMatrix acquisition.  The term loan matures August 15, 2006 and the revolving loan matures November 15, 2008.

At the closing of the nMatrix acquisition, EPIQ borrowed approximately $93 million under the amended revolving loan and approximately $8 million under the term loan (which increased the aggregate term loan borrowing to $25 million).  Interest on both the term loan and the revolving loan is based on a spread over the LIBOR rate.  This amended credit facility is secured by liens on substantially all of EPIQ’s real and personal property and contains financial covenants related to EBITDA (earnings before interest, provision for income taxes, depreciation and amortization), total debt, senior debt, fixed charges and working capital.

Item 9.01.  Financial Statements and Exhibits.

Index to Financial Statements	F-1

(a)           Financial statements of business acquired:

Audited Financial Statements of nMatrix and Affiliates

Independent Auditor’s Report

Combined Balance Sheets as of December 31, 2004 and 2003

Combined Statements of Operations for the years ended December 31, 2004 and 2003

Combined Statements of Changes in Stockholder’s Deficiency for the years ended December 31, 2004 and 2003

Combined Statements of Cash Flows for the years ended December 31, 2004 and 2003

Notes to Combined Financial Statements

Unaudited Financial Statements of nMatrix and Affiliates

Condensed Combined Balance Sheet as of September 30, 2005

1

Condensed Combined Statements of Income for the nine months ended September 30, 2005 and 2004

Condensed Combined Statements of Cash Flows for the nine months ended September 30, 2005 and 2004

Notes to Condensed Combined Financial Statements

(b)           EPIQ Systems, Inc. Pro Forma Financial Information (Unaudited):

Pro Forma Financial Information

Pro Forma Condensed Combined Balance Sheet as of September 30, 2005

Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2004

Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2005

Notes to Pro Forma Condensed Combined Financial Information

(c)           Exhibits:

The following exhibits are filed with this Report.  Exhibits 10.1 – 10.3 were filed with the original Form 8-K on November 21, 2005, and Exhibit 23.1 is filed herewith.

10.1         Stock Purchase Agreement between EPIQ Systems Acquisition, Inc. and Ajuta International Pty. Ltd., as trustee of Hypatia Trust, dated as of November 15, 2005.

10.2         Registration Rights Agreement between EPIQ Systems, Inc. and Ajuta International Pty. Ltd., as trustee of Hypatia Trust, dated as of November 15, 2005.

10.3         Amended and Restated Credit and Security Agreement dated November 15, 2005, among EPIQ Systems, Inc., the Lenders named therein, and KeyBank, National Association, as Lead Arranger, Sole Book Runner, and Administrative Agent.

23.1         Consent of Hays & Company LLP, Independent Auditor to nMatrix and Affiliates.*

*              Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: January 30, 2006	/s/ Tom W. Olofson
Tom W. Olofson
Chairman of the Board
Chief Executive Officer
Director

3

INDEX TO FINANCIAL STATEMENTS

Financial Statements

1.	Audited Financial Statements of nMatrix and Affiliates

	Independent Auditor’s Reports	F-2

	Combined Balance Sheets as of December 31, 2004 and 2003	F-3

	Combined Statements of Operations for the years ended December 31, 2004 and 2003	F-4

	Combined Statements of Changes in Stockholder’s Deficiency as of December 31, 2004 and 2003	F-5

	Combined Statements of Cash Flows for the years ended December 31, 2004 and 2003	F-6

	Notes to Combined Financial Statements	F-7

2.	Unaudited Financial Statements of nMatrix and Affiliates

	Condensed Combined Balance Sheet as of September 30, 2005	F-18

	Condensed Combined Statements of Income for the nine months ended September 30, 2005 and 2004	F-20

	Condensed Combined Statements of Cash Flows for the nine months ended September 30, 2005 and 2004	F-21

	Notes to Condensed Combined Financial Statements	F-22

3.	EPIQ Systems, Inc. Pro Forma Financial Information (Unaudited)

	Pro Forma Financial Information	F-25

	Pro Forma Condensed Combined Balance Sheet as of September 30, 2005	F-26

	Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2004	F-27

	Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2005	F-28

	Notes to Pro Forma Condensed Combined Financial Information	F-29

Independent Auditor’s Report

Board of Directors and Stockholder’s

nMatrix, Inc. and Affiliates

We have audited the accompanying combined balance sheets of nMatrix, Inc. and Affiliates as of December 31, 2004 and 2003, and the related combined statements of operations, changes in stockholder’s deficiency, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of nMatrix, Inc. and Affiliates as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Hays & Company LLP

December 15, 2005

New York, N.Y.

nMATRIX, INC. AND AFFILIATES

COMBINED BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash	$98,508	$18,186
Trade accounts receivable, net of allowance for doubtful accounts of $96,050 and $255,000, respectively	2,949,736	1,120,169
Deferred income taxes	487,000	134,000
Other	15,610	—
	3,550,854	1,272,355

Property and equipment, net	776,630	263,798
Software development costs, net	1,835,926	1,005,567
Other assets	64,365	74,429
	2,676,921	1,343,794
Total assets	$6,227,775	$2,616,149

LIABILITIES AND STOCKHOLDER’S DEFICIENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,343,673	$557,429
Current maturities of capital lease obligations	70,746	—
Accrued royalties	373,212	70,763
Accrued income taxes	2,729,132	1,740,132
Deferred revenue	292,893	339,195
Other accrued liabilities	630,680	450,194
	5,440,336	3,157,713

Deferred income taxes	1,084,000	564,000
Capital lease obligations	59,341	—
	1,143,341	564,000

Total liabilities	6,583,677	3,721,713

Commitments and contingencies (Notes 5, 6, 8 and 11)

STOCKHOLDER’S DEFICIENCY
Common stock	733	1
Additional paid-in capital	40,992	40,992
Accumulated deficit	(397,627)	(1,146,557)
Total stockholder’s deficiency	(355,902)	(1,105,564)
Total liabilities and stockholder’s deficiency	$6,227,775	$2,616,149

The accompanying notes are an integral part of these combined financial statements.

nMATRIX, INC. AND AFFILIATES

COMBINED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2004	2003
REVENUE	$8,039,680	$5,981,332

OPERATING EXPENSES
Direct costs	4,686,066	4,166,061
Selling, general and administrative	1,448,684	1,598,245
	6,134,750	5,764,306

INCOME FROM OPERATIONS BEFORE INCOME TAXES	1,904,930	217,026

PROVISION FOR INCOME TAXES	1,156,000	333,000
NET INCOME (LOSS)	$748,930	$(115,974)

The accompanying notes are an integral part of these combined financial statements.

nMATRIX, INC. AND AFFILIATES

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIENCY

	December 31,
	2004	2003
COMMON STOCK (1) (2)
Balance, beginning of year	$1	$1
Shares issued in connection with formation of nMatrix Australia Pty, Ltd.	732	—
Balance, end of year	733	1

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of year	40,992	40,992
Balance, end of year	40,992	40,992

ACCUMULATED DEFICIT
Balance, beginning of year	(1,146,557)	(1,030,583)
Net income (loss)	748,930	(115,974)
Balance, end of year	(397,627)	(1,146,557)

TOTAL STOCKHOLDER’S DEFICIENCY	$(355,902)	$(1,105,564)

(1)  nMatrix, Inc. 200 shares authorized; 200 shares issued and outstanding; no par value stated at $1.

(2)  nMatrix Australia Pty Ltd. 1,000 shares authorized; 1 share issued and outstanding; no par value stated at $732.

The accompanying notes are an integral part of these combined financial statements.

nMATRIX, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$748,930	$(115,974)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income taxes	167,000	109,000
Depreciation and software amortization	648,795	334,381
Changes in operating assets and liabilities:
Trade accounts receivable	(1,829,567)	(62,325)
Other assets	—	40,139
Accounts payable and accrued expenses	1,055,406	544,452
Accrued income taxes	989,000	224,000
Net cash provided by operating activities	1,779,564	1,073,673

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(326,162)	(172,174)
Software development costs paid	(1,326,542)	(875,785)
Other	(5,546)	(16,000)
Net cash used in investing activities	(1,658,250)	(1,063,959)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	732	—
Principal payments under capital lease obligations	(41,724)	—
Net cash used in financing activities	(40,992)	—

NET INCREASE IN CASH	80,322	9,714

CASH, BEGINNING OF THE YEAR	18,186	8,472

CASH, END OF THE YEAR	$98,508	$18,186

The accompanying notes are an integral part of these combined financial statements.

nMATRIX, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The combined financial statements include the accounts of nMatrix, Inc. (“US”), and nMatrix Australia Pty, Ltd. (“Australia”), (collectively, “the Company”). US and Australia are entities under common management and control. All significant inter-company transactions and balances have been eliminated in these combined financial statements.

Nature of Operations

The Company is primarily engaged in the development and marketing of electronic discovery software and related consulting services. The Company’s products and services are used primarily by attorneys in case management and administration. The Company sells primarily to law firms and corporations throughout the United States, and, in some cases internationally.  The Company’s headquarters are in New York City.

Australia, which was incorporated in November 2003 under the laws of Australia by the owner of US, operates a data processing center in Australia.  Australia’s services are supplied exclusively for US.

Software Development Costs

Certain internal software development costs incurred in the creation of computer software products are capitalized once technological feasibility has been established. Development costs incurred prior to the establishment of technological feasibility are expensed and included in direct costs in the accompanying Combined Statements of Operations. Capitalized costs are amortized based on the ratio of current revenue to estimated total revenue for each product with minimum annual amortization equal to the straight-line method over the remaining economic life of the product, which approximates three years.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. In such circumstances, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company recognizes an impairment loss to adjust to the fair value of the asset.

Income Taxes

A liability or asset is recognized for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided when, in the opinion of management, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

On January 1, 2004, the Company changed its accounting method for US income tax purposes from the cash basis method to the accrual basis method of reporting.

Other Comprehensive Income

The Company does not have any material components of other comprehensive income; therefore comprehensive income equals net income for each of the two years ended December 31, 2004 and 2003.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the periods reported.  Actual results could differ from those estimates.

Revenue Recognition

Revenues are primarily derived from the processing, storage and hosting access of customer supplied data as well as consulting, maintenance and software licensing.  Processing, storage and consulting revenues become fixed and determinable on a monthly basis as a result of the completion of all required performance obligations during the month.  Revenue related to hosting access is recognized over the period that service is provided.  License revenue is recognized ratably over the term of the contract when a signed contract or other persuasive evidence of an arrangement exists, the software has been shipped or electronically delivered, the license fee is fixed or determinable and collection of the resulting receivable is probable. Payments received in advance of providing maintenance and services are deferred until the period that these services are provided.

Foreign Currency Translation

The financial statements of Australia, where the local currency is the functional currency, are translated using exchange rates in effect at the balance sheet date for assets and liabilities and average exchange rates during the period for results of operations.  Related translation adjustments are reported as a separate component of stockholders’ equity.  Gains and losses that result from foreign currency transactions are included in earnings.  There were no material translation adjustments for 2004 and 2003.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4.  This Statement clarifies that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs should be classified as a current-period charge. The Statement also requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities.  The Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  The Company does not anticipate that the adoption of SFAS 151 will have a significant impact on its combined financial statements.

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004) (SFAS 123R), Share-Based Payment.  The Statement generally provides that the cost of Share-Based Payments be recognized over the service period based on the fair value of the  option or  other instruments at  the date of grant.  The grant date fair value should be estimated using an option-pricing model adjusted for the unique characteristics of the options or other instruments granted.  With respect to future grants, the Company may elect to use the Black-Scholes option pricing model or may elect to determine the grant date fair value using an alternative method.  This Statement will be effective for the Company’s fiscal years beginning after July 1, 2005.  The Company does not anticipate that the adoption of SFAS 123R will have a significant impact on its combined financial statements.

In December 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29. Statement No. 29 generally provides that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged subject to certain exceptions to the general rule.  This Statement amends Opinion No. 29 to eliminate the exception for exchanges involving similar productive assets with a general exception for exchanges that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  This Statement is effective for non-monetary asset exchanges in periods beginning after June 15, 2005.  The Company does not anticipate that the adoption of SFAS 153 will have a significant impact on its combined financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations — an Interpretation of FASB Statement No. 143, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.   FIN 47 is effective for fiscal years ending after December 15, 2005.  The Company does not anticipate that the adoption of FIN 47 will have a significant impact on its combined financial statements.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS Statement No. 154 (“SFAS 154”), Accounting Changes and Error Corrections.  SFAS 154 requires that, when a company changes its accounting policies, it must apply the change retrospectively to all prior periods presented instead of a cumulative effect adjustment in the period of the change.  SFAS 154 may also apply when the FASB issues new rules requiring changes in accounting.  However if the new rule allows cumulative effect treatment, it would take precedence over SFAS 154.  This statement is effective for fiscal years beginning after December 15, 2005.  The Company does not anticipate that the adoption of SFAS 154 will have a significant impact on its combined financial statements.

NOTE 2: ACCOUNTS RECEIVABLE

Accounts receivable are stated at the amounts billed to customers.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Accounts receivable are ordinarily due 30 days after the issuance of the invoice.  Receivables are considered delinquent after 30 days and are written off based on an individual credit evaluation and specific circumstances of the customer.

NOTE 3: PROPERTY AND EQUIPMENT

Property and equipment is stated at cost and depreciated or amortized on a straight-line basis over the estimated useful life of each asset.  Maintenance and repairs are charged to expense as incurred.  Additions, improvements and replacements are capitalized. The classification of property and equipment and their estimated useful lives is as follows:

	December 31,		Estimated
	2004	2003	Useful Life
Cost of owned property and equipment
Computer equipment	$594,898	$198,282	5 years
Software	230,981	164,607	3 years
Office equipment and furniture	32,273	1,631	7 years
	858,152	364,520
Accumulated depreciation and amortization	(229,942)	(100,722)
Owned property and equipment, net	628,210	263,798

Cost of property under capital lease
Computer equipment	171,811	—
Accumulated amortization	(23,391)	—
Property and equipment under capital leases, net	148,420	—

Total property and equipment, net	$776,630	$263,798

The aggregate depreciation on the above property and equipment charged to operations was $ 152,612 and $ 78,821 for the years ended December 31, 2004 and 2003, respectively, including capital lease amortization of $ 23,391 for the year ended December 31, 2004.

NOTE 4: SOFTWARE DEVELOPMENT COSTS

The following is a summary of software development costs:

	December 31,
	2004	2003

Amounts capitalized, beginning of year	$1,476,612	$600,827

Development costs capitalized during the year	1,326,542	875,785

Accumulated amortization, end of year	(967,228)	(471,045)

Software development costs, net	$1,835,926	$1,005,567

Included in the above table are capitalized software development costs for unreleased products of $ 395,666 and $ 229,345 for the years ended December 31, 2004 and 2003, respectively.  During the years ended December 31, 2004 and 2003, the Company recorded amortization expense related to capitalized software costs of $ 496,183   and $  255,560 , respectively.

NOTE 5: CAPITAL LEASE OBLIGATIONS

The Company leases certain office and computer equipment under leases which have been accounted for as capital leases. Future minimum lease payments during the years ended December 31 are as follows:

Years Ending December 31,

2005	$88,370
2006	42,571
2007	23,289
Total minimum lease payments	154,230
Less amount representing interest	(24,143)
Present value of future minimum lease payments	130,087
Current maturities of long term lease obligations	(70,746)
Long-term lease obligations	$59,341

NOTE 6:  OPERATING LEASES

The Company has entered into non-cancelable operating leases for office space at various locations and for certain equipment expiring at various times through 2007.  The office leases require the payment of certain operating costs (property taxes, maintenance and insurance).  Future minimum lease payments during the years ended December 31 are as follows:

Years Ending December 31,

2005	$425,437
2006	59,863
2007	10,045
Total minimum lease payments	$495,345

Expenses related to operating leases were approximately $ 429,442  and $ 418,349  for the years ended December 31, 2004 and 2003, respectively.

NOTE 7:  INCOME TAXES

The provision for income taxes contains the following components:

	December 31,
	2004	2003

Current provision	$989,000	$224,000
Deferred provision	167,000	109,000
	$1,156,000	$333,000

A reconciliation of the provision for income taxes from the statutory rate (35%) is as follows:

Computed at the statutory rate	$667,000	$76,000
Change in income taxes resulting from:
State income taxes, net of federal tax effect	256,000	74,000
Non-deductible expenses and other items	233,000	183,000
Provision for income taxes	$1,156,000	$333,000

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities in the accompanying combined balance sheets are as follows:

	December 31,
	2004	2003

Deferred tax assets:
Allowance for doubtful accounts	$43,000	$114,000
Compensated absences	19,000	15,000
Accruals and reserves not currently deductible	599,000	5,000
	661,000	134,000
Deferred tax liabilities:
Property and equipment	(258,000)	(111,000)
Software development costs	(826,000)	(453,000)
Change in tax reporting method	(174,000)	—
	(1,258,000)	(564,000)

Net deferred tax liability	$(597,000)	$(430,000)

The above net deferred tax liability is presented in the accompanying Combined Balance Sheets as follows:

	December 31,
	2004	2003

Current deferred tax asset	$487,000	$134,000
Long-term deferred tax liability	(1,084,000)	(564,000)
Net deferred tax liability	$(597,000)	$(430,000)

During 2005, the Company was notified by the Internal Revenue Service of an examination of its income tax filings for the tax year ended December 31, 2003.  At the present time, the Company is unable to determine the ultimate outcome of this examination.

NOTE 8:  EMPLOYEE BENEFIT PLAN

The Company sponsors a Defined Contribution 401(k) plan covering all eligible employees. Under the provisions of the plan, employees may elect to contribute a percentage of their eligible compensation up to certain limits. The Company may elect to match a portion of these elective deferrals. The Company made no matching contributions to the plan in 2004 and 2003.

NOTE 9:  FINANCIAL INSTRUMENTS AND CONCENTRATIONS

Fair Value of Financial Instruments

Financial instruments consist of cash, trade receivables and trade payables. The fair value of all financial instruments approximates carrying value due to their short term maturities.

Significant Customers

The Company had revenues from three customers totaling 48% and 46% of total revenues for the years ended December 31, 2004 and 2003, respectively.  Accounts receivable from these customers totaled 57% and 29% of total accounts receivable as of December 31, 2004 and 2003, respectively.  This information is summarized in the following table:

	Year ended December 31, 2004		Year ended December 31, 2003
	% of revenue	% of accounts receivable	% of revenue	% of accounts receivable

Customer A	18%	13%	24%	8%
Customer B	16%	33%	11%	15%
Customer C	14%	11%	11%	6%

NOTE 10:  SUBSEQUENT EVENTS

Formation of nMatrix Ltd. (UK)

On January 26, 2005, the Company formed nMatrix Ltd. (UK), as a wholly-owned subsidiary of Australia.  nMatrix Ltd. (UK) operates in Europe in the same line of business as US.

On November 15, 2005, all the issued and outstanding shares of capital stock of the Company (including its newly formed subsidiary nMatrix Ltd. (UK)) were acquired by EPIQ Systems, Inc. (“EPIQ”), acting through its wholly-owned subsidiary, for approximately $124 million which consisted of approximately $100 million in cash and 1,228,501 shares of EPIQ common stock.

NOTE 11:  RELATED PARTIES

The Company entered into agreements with entities that are owned or controlled by an individual affiliated with the entities that control the Company which require the payment of royalties for the use of the intellectual property that is the basis of the company products. The royalties are computed based on a percentage of certain categories of revenues. Amounts are accrued when the underlying sale occurs and are paid in accordance with the provisions of the agreements. Total royalty expense under these agreements amounted to $ 794,520  and $ 608,270  for the years ended December 31, 2004 and 2003, respectively. Amounts accrued to related parties amounted to $ 373,212  and $ 70,763  at December 31, 2004 and 2003, respectively and are included in accrued royalties in the accompanying Combined Balance Sheets.

Effective January 1, 2005, the affiliated entities which owned the intellectual property contributed such intellectual property to the Company and the royalty agreement was terminated.  The accrued royalties as of December 31, 2004 were paid in full during 2005.

NOTE 12:  ADDITIONAL CASH FLOWS INFORMATION

	Years Ended December 31,
	2004	2003
Cash paid (received):
Interest paid	$18,650	$—

Income taxes paid (received), net	$(2,451)	$479

Non-cash investing and financing activities:

Capital lease obligations incurred for property and equipment	$171,810	$—

Property and equipment purchases included in accounts payable	$167,471	$12,012

nMATRIX, INC. AND AFFILIATES

CONDENSED COMBINED BALANCE SHEET

September 30, 2005

(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$982,686
Trade accounts receivable, less allowance for doubtful accounts of $1,950,165	7,980,772
Deferred income taxes	1,431,254
Other current assets	408,835
Total Current Assets	10,803,547

LONG-TERM ASSETS:
Property and equipment, net	3,475,021
Software development costs, net	1,840,300
Other	64,365
Total Long-Term Assets, Net	5,379,686

Total Assets	$16,183,233

See accompanying notes to condensed combined financial statements

nMATRIX, INC. AND AFFILIATES

CONDENSED COMBINED BALANCE SHEET

September 30, 2005

(Unaudited)

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,936,140
Current maturities of capital lease	45,114
Deferred revenue	321,697
Accrued compensation	1,104,786
Accrued income taxes	6,608,693
Other accrued expenses	1,574,082
Total Current Liabilities	11,590,511

LONG-TERM LIABILITIES:
Deferred income taxes	1,109,000
Capital lease	32,869
Total Long-Term Liabilities	1,141,869

STOCKHOLDER’S EQUITY
Common stock – 1 AUD par value; 1,000 shares issued at 2004; $0 par value; US 200 shares issued and outstanding	733
Additional paid-in capital	40,992
Retained earnings	3,409,128
Total Stockholder’s Equity	3,450,853

$16,183,233

See accompanying notes to condensed combined financial statements

nMATRIX, INC. AND AFFILIATES

CONDENSED COMBINED STATEMENT OF INCOME

(Unaudited)

	Nine Months Ended September 30,
	2005	2004

REVENUE	$16,842,965	$5,085,682

OPERATING EXPENSES
Direct costs	6,696,912	3,192,425
General and administrative	2,687,971	812,583
Total Operating Expenses	9,384,883	4,005,008

FINANCING EXPENSES
Interest	14,654	12,554

INCOME FROM OPERATIONS BEFORE INCOME TAXES	7,443,428	1,068,120

PROVISION FOR INCOME TAXES	3,636,673	648,276

NET INCOME	$3,806,755	$419,844

See accompanying notes to condensed combined financial statements

nMATRIX, INC. AND AFFILIATES

CONDENSED COMBINED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,806,755	$419,844
Adjustments to reconcile net income to net cash from operating activities:
Provision for deferred income taxes	(919,254)	34,500
Depreciation and software amortization	1,012,285	473,878
Changes in operating assets and liabilities:
Trade accounts receivable	(5,031,036)	(990,785)
Other assets	(130,225)	46,672
Accounts payable and accrued expenses	949,163	639,966
Accrued income taxes	3,879,561	613,776
Net cash provided by operating activities	3,567,249	1,237,851

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,762,218)	(158,497)
Software development costs	(605,749)	(994,906)
Net cash used in investing activities	(2,367,967)	(1,153,403)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan to affiliated entity	(263,000)	—
Issuance of common stock	—	732
Principal payments under capital lease obligations	(52,104)	(27,894)
Net cash used in financing activities	(315,104)	(27,162)

NET INCREASE IN CASH	884,178	57,286

CASH, BEGINNING OF PERIOD	98,508	18,186

CASH, END OF PERIOD	$982,686	$75,472

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$60,576	$12,554
Income taxes paid (received), net	$676,366	$(2,729)

See accompanying notes to condensed combined financial statements

nMATRIX, INC. AND AFFILIATES

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination

The combined financial statements include the accounts of nMatrix, Inc. (“US”), and nMatrix Australia Pty, Ltd. (“Australia”), nMatrix Ltd. (UK), (collectively, “the Company”). All significant intercompany transactions and balances have been eliminated in these combined financial statements.

Nature of Operations

The Company is primarily engaged in the development and marketing of electronic discovery software and related consulting services. The Company’s products and services are used primarily by attorneys in case management and administration. The Company sells primarily to law firms and corporations throughout the United States, and, in some cases internationally.  The Company’s headquarters are in New York City.

Australia, which was incorporated in November 2003 under the laws of Australia by the owner of US, operates a data processing center in Australia.  Australia’s services are supplied exclusively for US.

Other Comprehensive Income

The Company does not have any material components of other comprehensive income; therefore other comprehensive income equals net income for the nine month periods ended September 30, 2005 and 2004.

Use of Estimates

The preparation of condensed combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements.  Estimates also affect the reported amounts of revenues and expenses during the periods reported.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements of Australia and UK, for both of which the local currency is the functional currency, are translated using exchange rates in effect at period end for assets and liabilities and average exchange rates during the period for results of operations.  Related translation adjustments are reported as a separate component of stockholders’ equity.  Gains and losses that result from foreign currency transactions are included in earnings.  There were no material translation adjustments for the nine months ended September 30, 2005 and 2004.

NOTE 2:  INTERIM FINANCIAL STATEMENTS

In the opinion of management, the accompanying financial statements reflect all adjustments necessary (consisting solely of normal recurring adjustments) to present fairly our financial position as of September 30, 2005, the results of operations for the nine month periods ended September 30, 2005 and 2004, and the results of cash flows for the nine months ended September 30, 2005 and 2004.

The results of operations for the nine month period ended September 30, 2005 are not necessarily indicative of the results to be expected for the entire year.

NOTE 3:  CAPITAL LEASE OBLIGATIONS

The Company leases certain office and computer equipment under capital leases. Future minimum lease payments during the periods ending September 30 are as follows:

Twelve Month Period Ending September 30,

2006	$54,021
2007	34,568
Total minimum lease payments	88,589
Less amount representing interest	(10,606)
Present value of future minimum lease payments	77,983
Current maturities of long-term lease obligations	(45,114)
Long-term lease obligations	$32,869

NOTE 4:  RELATED PARTIES

The Company has entered into agreements with entities that are owned or controlled by an individual affiliated with the entities that control the Company which require the payment of royalties for the use of the intellectual property that is the basis of the company products. The royalties are computed based on a percentage of certain categories of revenues. Amounts are accrued when the underlying sale occurs and are paid in accordance with the provisions of the agreements. Total royalty expense under these agreements amounted to $ 0 and $ 534,264  for the nine month periods ended September 30, 2005 and 2004, respectively.

Effective January 1, 2005, the affiliated entities which owned the intellectual property contributed such intellectual property to the Company and the royalty agreement was terminated.  The accrued royalties as of December 31, 2004 were paid in full during 2005.

During 2005, the Company loaned $263,000 to an entity with common ownership.  This amount, which was non-interest bearing, was paid in full subsequent to September 30, 2005.

NOTE 5:  SUBSEQUENT EVENT

On November 15, 2005, all the issued and outstanding shares of capital stock of the Company (including its newly formed subsidiary nMatrix Ltd. (UK)) were acquired by EPIQ Systems, Inc. (“EPIQ”), acting through its wholly-owned subsidiary, for approximately $124 million which consisted of approximately $100 million in cash and 1,228,501 shares of EPIQ common stock.

EPIQ SYSTEMS, INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

(b)           Pro forma financial information (unaudited)

The following unaudited pro forma condensed combined statements of income for the year ended December 31, 2004 and the nine months ended September 30, 2005 give effect to the acquisition by EPIQ Systems, Inc. (the “Company”) of nMatrix, Inc., a Delaware corporation (“nMatrix U.S.”), and nMatrix Australia Pty. Ltd., an Australian company (“nMatrix Australia,” and together with nMatrix U.S., “nMatrix”) as if it occurred on January 1, 2004.  The unaudited condensed combined balance sheet as of September 30, 2005 gives effect to the acquisition of nMatrix as if it occurred on September 30, 2005.

In the opinion of management, the pro forma adjustments, as described in the accompanying footnotes, represent all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.  The pro forma information may not necessarily be indicative of what the Company’s results of operations or financial position would have been had the transaction been consummated on the dates indicated, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

The total cost of the transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transaction was consummated.  We have not yet completed the valuations necessary to determine the fair value of all identifiable assets and liabilities acquired, the amount of the purchase price that will be allocated to goodwill, or the complete impact of applying purchase accounting on the income statement.  On the accompanying unaudited condensed combined balance sheet as of September 30, 2005, we have valued tangible assets and liabilities at their historical carrying value as of September 30, 2005.  Therefore, the excess purchase consideration over the book values of nMatrix assets and liabilities has been presented as goodwill on the accompanying unaudited condensed combined balance sheet as of September 30, 2005.  On completion of valuations, we will:

•      adjust the historic carrying amounts of certain assets, primarily property and equipment and software, to estimated fair value;

•      we will record any identifiable intangible assets, which will likely consist of customer relationships, covenant not to compete, and tradenames; and

•      we will record any deferred tax liabilities or assets related to these adjustments.

These adjustments will impact the measurement of depreciation and amortization recorded in our consolidated income statements for periods after the date of acquisition.  The actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma condensed combined financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, and in conjunction with the nMatrix audited combined financial statements for the years ended December 31, 2004 and 2003 and the nMatrix unaudited condensed combined financial statements for the nine month periods ended September 30, 2005 and 2004 contained above in this Current Report on Form 8-K/A.

EPIQ SYSTEMS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2005

(Unaudited)

(In Thousands)

	EPIQ Systems, Inc.	nMatrix	Pro forma Adjustments		Pro forma Combined

ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$13,203	$983	$—		$14,186
Accounts receivable, trade, net of allowance for doubtful accounts	26,653	7,981	—		34,634
Prepaid expenses	2,638	—	—		2,638
Income taxes refundable (payable)	3,617	(6,608)	6,938	(a)	3,947
Deferred income taxes	200	1,431	—		1,631
Other current assets	1,028	409	(1,016	)(a)	421
Total Current Assets	47,339	4,196	5,922		57,457

LONG-TERM ASSETS:
Property, equipment and software, net	25,524	5,315	—		30,839
Goodwill	147,585	—	115,560	(a)	263,145
Other intangibles, net of accumulated amortization	20,195	—	—		20,195
Other long-term assets	2,170	64	820	(b)	3,054
Total Long-term Assets	195,474	5,379	116,380		317,233
TOTAL ASSETS	$242,813	$9,575	$122,302		$374,690

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$3,911	$1,936	$—		$5,847
Customer deposits and deferred revenue	2,605	322	—		2,927
Accrued compensation	1,630	1,105	—		2,735
Current maturities of long-term obligations	8,822	45	18,750	(b)	27,617
Other current liabilities	2,195	1,574	679	(a)	4,448
Total Current Liabilities	19,163	4,982	19,429		43,574

LONG-TERM LIABILITIES:
Long-term obligations	64,093	33	82,091	(b)	146,217
Deferred income taxes	9,158	1,109	—		10,267
Total Long-term Liabilities	73,251	1,142	82,091		156,484

STOCKHOLDERS’ EQUITY:
Common stock	180	1	(1	)(a)	192
			12	(c)
Additional paid-in capital	104,063	41	(41	)(a)	128,284
			24,221	(c)
Retained earnings	46,156	3,409	(3,409	)(a)	46,156
Total Stockholders’ Equity	150,399	3,451	20,782		174,632
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$242,813	$9,575	$122,302		$374,690

See accompanying notes to pro forma condensed combined financial information.

EPIQ SYSTEMS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2004

(Unaudited)

(In Thousands, Except Per Share Data)

	EPIQ Systems, Inc.	nMatrix	Pro Forma Adjustments		Pro Forma Combined

TOTAL REVENUE	$125,420	$8,040	$—		$133,460

COSTS AND EXPENSES
Direct costs	60,384	4,686	—		65,070
General and administrative	25,886	800	—		26,686
Depreciation and software amortization	6,527	649	—		7,176
Amortization of identifiable intangible assets	7,767	—	—		7,767
Acquisition related	2,197	—	—		2,197
OPERATING EXPENSES	102,761	6,135	—		108,896

INCOME FROM OPERATIONS	22,659	1,905	—		24,564

EXPENSES RELATED TO FINANCING:
Interest expense, net	6,215	—	6,378	(b)	12,593
Debt extinguishment	995	—	—		995
Net Expense Related to Financing	7,210	—	6,378		13,588

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	15,449	1,905	(6,378)		10,976

PROVISION (BENEFIT) FOR INCOME TAXES	6,386	1,156	(2,934	)(d)	4,608

INCOME FROM CONTINUING OPERATIONS	$9,063	$749	$(3,444)		$6,368

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.51				$0.33
Diluted	$0.49				$0.33

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,848		1,299	(c)	19,077
			(1,569	)(e)
Diluted	19,828		1,299	(c)	19,488

See accompanying notes to pro forma condensed combined financial information.

EPIQ SYSTEMS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2005

(Unaudited)

(In Thousands, Except Per Share Data)

	EPIQ Systems, Inc.	nMatrix	Pro Forma Adjustments		Pro Forma Combined

TOTAL REVENUE	$95,113	$16,843	$—		$111,956

COSTS AND EXPENSES
Direct costs	42,074	6,697	—		48,771
General and administrative	23,071	1,676	—		24,747
Depreciation and software amortization	5,281	1,012	—		6,293
Amortization of identifiable intangible assets	4,492	—	—		4,492
Acquisition related	114	—	—		114
OPERATING EXPENSES	75,032	9,385	—		84,417

INCOME FROM OPERATIONS	20,081	7,458	—		27,539

INTEREST EXPENSE, net	4,203	15	5,646		9,864

INCOME BEFORE INCOME TAXES	15,878	7,443	(5,646)		17,675

PROVISION (BENEFIT) FOR INCOME TAXES	6,637	3,636	(2,597	)(d)	7,676

NET INCOME	$9,241	$3,807	$(3,049)		$9,999

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.52				$0.52
Diluted	$0.48				$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,911		1,229	(c)	19,140
Diluted	21,259		1,229	(c)	22,488

See accompanying notes to pro forma condensed combined financial information.

EPIQ SYSTEMS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Unaudited)

(In Millions)

On November 15, 2005, EPIQ Systems, Inc. (the “Company”) acquired 100% of the equity of nMatrix, Inc., a Delaware corporation (“nMatrix U.S.”), and nMatrix Australia Pty. Ltd., an Australian company (“nMatrix Australia,” and together with nMatrix U.S., “nMatrix”), for approximately $125 million in cash and equity.  As described in the Form 8-K filed on November 21, 2005, the Company funded the cash portion of the acquisition with borrowings under its $125 million credit facility, as amended and restated effective November 15, 2005.

The unaudited pro forma condensed combined balance sheet as of September 30, 2005 was derived from the Company’s unaudited balance sheet as of September 30, 2005 included in its Form 10-Q filed on October 28, 2005 and from nMatrix’s unaudited balance sheet as of September 30, 2005 included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2004 was derived from the Company’s audited income statement for the year ended December 31, 2004 included in its Form 10-K filed on March 1, 2005 and from nMatrix’s audited income statement for the year ended December 31, 2004 included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined income statement for the nine months ended September 30, 2005 was derived from the Company’s unaudited income statement for the nine months ended September 30, 2005 included in its Form 10-Q filed on October 28, 2005 and from nMatrix’s unaudited income statement for the nine months ended September 30, 2005 included in this Current Report on Form 8-K/A.

The accompanying pro forma condensed combined financial statements have been prepared in accordance with the following assumptions:

a.     The acquisition is accounted for utilizing the purchase method of accounting.  The total cost of the transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transaction was consummated.  We have not yet determined the fair value of all identifiable assets and liabilities acquired, the amount of the purchase price that will be allocated to goodwill, or the complete impact of applying purchase accounting on the income statement.  Therefore, the excess purchase consideration over the book values of nMatrix assets and liabilities has been presented entirely as goodwill.  On completion of valuations, we will adjust the historic carrying amounts of certain assets, primarily trade receivables, property and equipment, and software, to estimated fair value.  Based on preliminary work performed, management believes the historical cost basis of the trade receivables, software, and property and equipment will approximate fair value.  We will record any identifiable intangible assets, which will likely consist of trade names (which management believes is likely to be amortized on a straight-line basis over 1 to 2 years), covenant not to compete (which management believes are likely to be amortized on a straight-line basis over 5 years) and customer relationships (at this time, management does not have adequate information to estimate the life or amortization method for this intangible asset).  We also will record any deferred tax liabilities or assets related to these adjustments.  The adjustments discussed above will impact the measurement of depreciation and amortization recorded in our consolidated income statements for periods after the date of acquisition.  The preliminary pro forma purchase price allocation is based on the balance sheet of nMatrix as of September 30, 2005 (the actual purchase price allocation will differ from the preliminary pro forma presentation as the Company will record the fair value of assets and liabilities resulting from the purchase as of November 15, 2005, the acquisition date).  The actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.  The calculation of the purchase price and the preliminary allocation of the components of the transaction assumed in the pro forma condensed combined balance sheet are outlined as follows (in millions):

Cash portion of purchase price	$100.0
Fair value of common stock issued (1,228,501 shares multiplied by $19.726 per share)	24.2
Capitalizable acquisition costs	1.7
Total Purchase Price	$125.9

Preliminary Allocation of Purchase Price
Accounts receivable	$8.0
PP&E and internally developed software	5.3
Accounts payable and accrued expenses	(4.6)
Income taxes payable	(6.6)
Acquisition related tax adjustment	6.9
Other, net	1.3
Goodwill	115.6
Total Purchase Price Allocated	$125.9

Preliminary purchase price adjustments include:

•      Reclassification of $1.0 million of prepaid acquisition costs to the purchase price allocation and accrual of estimated capitalizable acquisition costs of $0.7 million.

•      The income tax adjustments results from the recognition of a $6.9 million income tax receivable as a result of deductible payments to employees in conjunction with the acquisition of nMatrix.

•      Consistent with the purchase method of accounting, the equity of nMatrix has been eliminated from the pro forma financial statements.

b.     The Company funded the cash portion of the acquisition with approximately $101 million in additional borrowings under its amended and restated credit facility.  The credit facility consists of a $25 million senior term loan and a $100 million senior revolving credit loan.  The senior term loan and the revolving loan require interest only payments and mature on August 15, 2006, and November 15, 2008, respectively.  Interest expense has been adjusted to reflect the borrowings under the new credit facility used to finance the acquisition as well as amortization of $0.8 million of incremental loan origination and related fees amortized straight-line over the term of the loan.  Interest rates were calculated based on the spread over LIBOR rates under the amended and restated credit facility applied to LIBOR rates in effect during the year ended December 31, 2004 and the nine months ended September 30, 2005.

c.     The Company funded the equity portion of the acquisition through the issuance of 1,228,501 shares valued at $19.726 per share.  In accordance with generally accepted accounting principles, the fair value of the Company common stock was calculated based upon the five-day average of the closing price of the stock two days before and two days after the acquisition was agreed to and publicly announced.

d.     The tax effect of these adjustments is calculated using nMatrix’s statutory tax rate of 46%.

e.     To remove shares issuable with respect to convertible notes from the calculation, which have an antidilutive effect on pro forma diluted earnings per share.

Non-capitalizable acquisition costs in the amount of $2.1 million have been excluded from the pro forma income statement as these costs are not related to the ongoing operations of nMatrix.

During 2004, nMatrix made royalty payments to a related party.  This royalty agreement was terminated prior to acquisition.  This royalty expense, which has not been adjusted out of the accompanying pro forma condensed combined statement of income for the year ended December 31, 2004, will not be an ongoing post-acquisition operating expense.